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                                                                     EXHIBIT 4.5

                               WMS INDUSTRIES INC.
                           RESTRICTED STOCK AGREEMENT


     WHEREAS, the Compensation and Stock Option Committees of WMS Industries Inc., a Delaware corporation (the "Company") have determined that the Chairman of the Executive Committee of the Board of Directors, Louis J. Nicastro, should be compensated to recognize his efforts in overseeing the formation and execution of the Company's technology strategies.

     The Company hereby grants to Louis J. Nicastro (the "Grantee", also referred to herein as "you") shares of its common stock, $.50 par value, (the "Stock") subject to the vesting conditions set forth in the attachment.

Grant Date: March 1, 2002

Grantee's Social Security Number: XXX-XX-XXXX

Number of Shares of Stock Covered by Grant: 250,000

     BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT.

Grantee:          /s/ Louis J. Nicastro
         ---------------------------------------------------
                            (Signature)
Company:          /s/ Orrin J. Edidin
         ---------------------------------------------------
                            (Signature)
Title:   Orrin J. Edidin Executive Vice President, General
         ---------------------------------------------------
         Counsel and Chief Operating Officer
         ---------------------------------------------------

Attachment

         This is not a stock certificate or a negotiable instrument.




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                              WMS INDUSTRIES, INC.
                           RESTRICTED STOCK AGREEMENT


RESTRICTED STOCK/NONTRANSFERABILITY     This grant is an award of Stock in the
                                        number of shares set forth on the cover
                                        sheet and subject to the vesting
                                        conditions described below ("Restricted
                                        Stock"). To the extent not yet vested,
                                        your Restricted Stock may not be
                                        transferred, assigned, pledged or
                                        hypothecated, whether by operation of
                                        law or otherwise, nor may the Restricted
                                        Stock be made subject to execution,
                                        attachment or similar process.

ISSUANCE AND VESTING                    The Company will issue your Restricted
                                        Stock in your name as of the Grant Date.
                                        Your right to the Stock under this
                                        Restricted Stock grant vests as to 100%
                                        of the total number of shares covered by this grant, as shown on the cover sheet, on June 30, 2003; provided, that, (a) during the period commencing on the Grant Date and ending on June 30, 2003 you have performed your duties as set forth in the attached copy of the resolutions of the Executive Committee dated February 1, 2002; and (b) revisions to the Company's current legacy operating system, through the implementation of system upgrades or otherwise, shall have been approved by gaming regulators in major jurisdictions and reached an acceptable level of field performance to the reasonable satisfaction of the Company's Board of Directors or Executive Committee.

                                        Notwithstanding the preceding paragraph
                                        your right to the Stock under this
                                        Restricted Stock grant shall immediately vest as to 100% of the total number of shares covered by this grant upon the occurrence of either:

                                        - your termination of Service due to
                                          your death or permanent and total
                                          disability, or your involuntary
                                          termination of Service other than by
                                          reason of your willful refusal to
                                          perform your duties; or

                                        - a "Change of Control" of the Company
                                          prior to your termination of Service.
                                          For purposes of this Agreement Change
                                          of Control means any person or entity
                                          or group of affiliated persons or
                                          entities who are not the owners of at
                                          least 15% of the outstanding shares of
                                          voting securities of the Company on
                                          the date hereof, acquiring more than
                                          35% of the outstanding shares of the
                                          Company's voting securities.


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                                        You will return the certificate
                                        representing the Restricted Stock, and
                                        the Restricted Stock shall be deemed no
                                        longer outstanding, to the extent the
                                        Restricted Stock does not become vested
                                        in accordance with the foregoing
                                        provisions.

                                        For purposes of this Agreement "Service" means service with the Company as chairman of the Executive Committee of the Company's Board of Directors overseeing the formation and execution of the Company's technology strategies.

SECTION 83(b) ELECTION                  Under Section 83 of the Internal Revenue
                                        Code of 1986, as amended (the "Code"),
                                        the difference between the purchase
                                        price, if any, paid for the shares of
                                        Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. You may elect to be taxed at the time the shares are acquired rather than when such shares cease to be subject to such forfeiture restrictions by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant
                                        Date. You will have to make a tax
                                        payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares increases after the date of purchase) as the forfeiture restrictions lapse.

SHAREHOLDER RIGHTS                      You have the right to vote the
                                        Restricted Stock and to receive any
                                        dividends declared or paid on such
                                        stock. Any distributions you receive as
                                        a result of any stock split, stock
                                        dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The
                                        Company may in its sole discretion
                                        require any dividends paid on the
                                        Restricted Stock to be reinvested in
                                        shares of Stock, which the Company may
                                        in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto.


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ADJUSTMENTS                             In the event of a stock split, a stock
                                        dividend or a similar change in the
                                        Company stock, the number of shares
                                        covered by this grant shall be adjusted
                                        (and rounded down to the nearest whole
                                        number).

COMPLIANCE WITH LAW                     The issuance of this Restricted Stock
                                        shall be subject to compliance with the
                                        rules and policies of the New York Stock
                                        Exchange. The shares of Restricted Stock have not been registered under the Securities Act of 1933 as amended (the
                                        "Act"), may be "restricted securities"
                                        as defined in Rule 144 promulgated under the Act, and may not be sold or otherwise disposed of except in compliance with applicable provisions of the Act. At your request, the Company will, at its expense, cause such shares to be duly and promptly registered for resale by you under the Act after vesting of such shares; provided that you will have the right to request one demand registration and unlimited
                                        "piggyback" registrations.

LEGENDS All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legends: "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE." "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION'S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED."


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NON-RAIDING AND NON-COMPETE             You agree that prior to June 30, 2010
                                        you will not, directly or indirectly,
                                        without the prior written consent of the Company, induce or influence, or seek to induce or influence, any person who is engaged by the Company or any affiliate of the Company as an employee, agent, independent contractor or otherwise, to terminate his employment or engagement, nor shall you directly or indirectly, through any other person, firm or corporation, employ or engage, or solicit for employment or engagement, or advise or recommend to any other person or entity that such person or entity employ or engage or solicit for employment or engagement, any person or entity employed or engaged by the Company or any affiliate of the Company. In addition, you agree that the non-compete provisions of paragraph 8(a) of the employment agreement dated September 2, 1999 between you and the Company will continue in effect during your lifetime.




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                                    EXHIBIT A

                         ELECTION UNDER SECTION 83(b) OF
                            THE INTERNAL REVENUE CODE


     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

     1.   The name, address and social security number of the undersigned:

     Name:
          ---------------------------------------------------------
     Address:
             ------------------------------------------------------

     --------------------------------------------------------------
     Social Security No.
                        -------------------------------------------

     2. Description of property with respect to which the election is being made:

     ______________ shares of common stock, par value $.50 per share, WMS Industries, Inc., a Delaware corporation, (the "Company").

     3. The date on which the property was transferred is ____________ __, 2002.

     4.   The taxable year to which this election relates is calendar year 2002.

     5.   Nature of restrictions to which the property is subject:

     The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

     6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.

     7.   The amount paid by taxpayer for the property was $__________.

     8.   A copy of this statement has been furnished to the Company.

Dated:  _____________, 2002


                                        -------------------------------------
                                        Taxpayer's Signature


                                        -------------------------------------
                                        Taxpayer's Printed Name


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                         PROCEDURES FOR MAKING ELECTION
                    UNDER INTERNAL REVENUE CODE SECTION 83(B)


     The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

          1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

          2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

          3. YOU MUST FILE ANOTHER COPY OF THE ELECTION FORM WITH YOUR FEDERAL INCOME TAX RETURN (GENERALLY, FORM 1040) FOR THE TAXABLE YEAR IN WHICH THE STOCK IS TRANSFERRED TO YOU.




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